Exhibit 99.1

FOR IMMEDIATE RELEASE

ADA-ES REPORTS FIRST QUARTER RESULTS

Littleton, CO – May 6, 2008 – ADA-ES, Inc. (NASDAQ:ADES) today announced financial results for the first quarter ended March 31, 2008. See attached tables.

For the first quarter, total revenues increased 3% to $4.0 million. Gross margin was 33%, as compared to 41% in the same period of last year, primarily due to the Company’s revenue mix trend toward Activated Carbon Injection (“ACI”) system sales with less concentration from higher margin DOE contracts that involve cost sharing. Other expenses decreased to $1.8 million from $1.9 million due to lower R&D costs and Sarbanes-Oxley compliance costs offset by increased depreciation and higher wage related expenses. As a result, ADA-ES reported an operating loss of $521,000 compared to $312,000 in the first quarter of last year. The Company had a net loss of $168,000, or $0.03 per diluted share, compared to a net loss of $23,000, or $0.00 per diluted share, in the 2007 quarter.

Dr. Michael Durham, President and CEO of ADA-ES, stated, “Our revenues from ACI system sales increased 35% year over year, but were offset by reduced revenues associated with DOE and industry supported mercury programs, and were impacted by the short-term market uncertainty stemming from the February remand by the DC Appeals Court of the Clean Air Mercury Rule (CAMR). As previously announced, we are aware of 12 likely orders for ACI systems that were postponed by utilities. These systems were for plants in areas without state mercury regulations. Based on our track record, we had anticipated winning about half of those system awards, and recognizing the corresponding revenues over the subsequent 12-16 month period using the percentage of completion method. Consequently, our first quarter results were impacted, and currently we expect our 2008 revenues to be essentially even with last year.”

“We see the remand of the relatively lenient CAMR as a positive longer term development, as it enables the overall market opportunity to be maximized with a stricter Federal regulation, but it does impact the near-term market. We anticipate that either the EPA will adopt stricter mercury emission control rules or Congress will enact new legislation requiring stricter mercury emission control within the next year or two.”

Dr. Durham continued, “The market remains strong in the 13 states that have passed their own mercury control regulations, as well the market associated with new power plants. In March, the DC Circuit Court ordered that all coal-fired plants being permitted incorporate Maximum Achievable Control Technology (MACT) for mercury, and ACI systems are considered MACT. We are also seeing new markets emerging for power plants in Canada and regulations being considered to reduce mercury emissions from cement plants. During the first quarter, ADA-ES responded to requests for quotations for 30 ACI systems, seven of which were for Canadian utilities.”

Dr. Durham further stated, “Following ACI system sales, the next growth phase of the mercury control business will occur in 2009 and 2010, when the more than 80 ACl systems sold by

ADA-ES News Release

May 6, 2008

suppliers to date, as well as new systems being ordered, will all require activated carbon (“AC”) on a continuous basis. We are preparing to serve this market through our interim AC supply plans and our new AC production facility that is in progress. In this regard, ADA-ES has been informed by a major utility that it has been selected for award of a long-term contract with an estimated value of $35 million to supply AC. The contract calls for ADA to deliver AC for five years, beginning upon notice from the utility, which is expected in the third quarter of 2009. We will be releasing additional information on this contract later this week following receipt of final customer signatures on the negotiated agreement.”

“Additionally, our progress continues on the development of a new “Greenfield” AC manufacturing facility. We expect to obtain the operating permit for the first two production lines within the first half of 2008. We have also selected a strategic partner, and are now negotiating the associated agreements necessary to reflect the expected $100 million investment.”

Dr. Durham concluded, “While there are circumstances that are impacting our near-term results, we remain extremely enthusiastic about the Company, our market position, and our prospects for substantial growth over the longer term.”

Conference Call

Management will conduct a conference call focusing on the financial results and recent developments at 10:00 AM EDT on Tuesday, May 6, 2008. Interested parties may participate in the call by dialing 888-787-0460. Please call in 10 minutes before the call is scheduled to begin, and ask for the ADA call (conference ID # 45747774). The conference call will also be webcast live via the Investor Information section of ADA’s website at www.adaes.com. To listen to the live call please go the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the website.

About ADA-ES

Headquartered in Littleton, CO, ADA-ES is a leader in clean coal technology and the associated specialty chemicals. The Company develops and implements proprietary environmental technology and specialty chemicals that enable coal-fueled power plants to enhance existing air pollution control equipment, maximize capacity and improve operating efficiencies. Through its largest and fastest-growing segment, Mercury Emission Control, ADA-ES supplies activated carbon injection systems, mercury measurement instrumentation, and related services. Additionally, the Company is implementing plans to produce and supply activated carbon for reducing mercury emissions from coal-fired boilers.

This press release and the conference call referenced in this press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. These statements are or will be based on current expectations, estimates, forecasts, projections, beliefs and assumptions of our management. Actual results may vary materially from such expectations. These statements will be prefaced by words or phrases such as “believe,” “will,” “hope,” “expect,” “anticipate,” “intend” and “plan,” the negative expressions of such words, or words of similar meaning, and these statements will include, but will not necessarily limited to, our expectations regarding future revenues, expenses and other financial measures, the number and timing of anticipated bids, projects and new contracts for activated carbon injection systems and other products and services, changes in DOE and utility funding for mercury control and other projects, likelihood of additional state, and more stringent Federal, mercury control and carbon reduction legislation and the impact of that legislation on our target markets, costs of developing and building, an activated carbon manufacturing facility, availability of financing for such a facility on reasonable terms, ability to provide interim and long-term supplies of activated carbon and to obtain contracts to sell any activated carbon produced at our facilities, passage of appropriate clarifying legislation to define the parameters of tax credits applicable to our Refined Coal product and our ability to qualify for, and expected dollar value of, any federal tax credits for that product, availability of funding for carbon dioxide reduction research and development projects, our ability to manage internal growth, as well

ADA-ES News Release

May 6, 2008

as other, similar items. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors including, but not limited to: changing economic conditions and market demand for our products and services, changes in technology, availability of and demand for alternative energy sources, failure to satisfy performance guarantees, availability of adequate supplies of treatable carbon to meet interim AC demand, the availability of federal funding to support certain of our research and development work, the availability of funding needed for the construction of our new AC manufacturing plant on reasonable terms, our ability to secure necessary permits and other regulatory approvals, our ability to negotiate and enter into ancillary agreements needed to allow us to finance, design and build the new AC plant and to obtain necessary raw materials, anticipated or unexpected changes in laws or regulations, results of demonstrations of ADA’s and other’s licensed technologies, operational difficulties, availability of skilled personnel and other risks related to the development, construction and placing into operation of an activated carbon manufacturing facility, , and other factors relating to our business, as discussed in our filings with the U.S. Securities and Exchange Commission, with particular emphasis on the risk factor disclosures contained in those filings. You are cautioned not to place undue reliance on the forward-looking statements made in this release, and to consult filings we make with the SEC for additional discussion concerning risks and uncertainties that may apply to our business and the ownership of our securities. The forward-looking statements contained in this press release are presented as of the date hereof, and we disclaim any duty to update such statements unless required by law to do so.

Contacts:
ADA-ES, Inc.	Investor Relations Counsel
Michael D. Durham, Ph.D., MBA, President & CEO	The Equity Group Inc.
Mark H. McKinnies, CFO	www.theequitygroup.com
(303) 734-1727	Melissa Dixon
www.adaes.com	(212) 836-9613
MDixon@equityny.com
Linda Latman
(212) 836-9609
LLatman@equityny.com

See Accompanying Tables

ADA-ES News Release

May 6, 2008

ADA-ES, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(unaudited)

(amounts in thousands, except shares and per share amounts)

	For the Quarter Ended March 31,
	2008	2007
REVENUE:
Mercury emission control	$3,900	$3,629
Flue gas conditioning and other	103	275

Total revenues	4,003	3,904
COST OF REVENUES:
Mercury emission control	2,595	2,180
Flue gas conditioning and other	89	135

Total cost of revenues	2,684	2,315

GROSS MARGIN	1,319	1,589
OTHER COSTS AND EXPENSES:
General and administrative	1,488	1,461
Research and development	234	356
Depreciation and amortization	118	84

Total expenses	1,840	1,901

OPERATING LOSS	(521)	(312)
OTHER INCOME
Minority interest in loss of consolidated subsidiary	17	13
Interest and other income	169	266

Total other income	186	279

LOSS BEFORE INCOME TAX PROVISION	(335)	(33)
INCOME TAX BENEFIT	167	10

NET LOSS	(168)	(23)
UNREALIZED GAINS AND (LOSSES) ON CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES, net of tax	(121)	4

COMPREHENSIVE LOSS	$(289)	$(19)

NET LOSS PER COMMON SHARE – BASIC AND DILUTED	$(0.03)	$(0.00)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	5,687	5,635

WEIGHTED AVERAGE DILUTED COMMON SHARES OUTSTANDING	5,687	5,635

See notes accompanying ADA-ES’ consolidated financial statements in its Form 10-K for the fiscal year ended December 31, 2007.

ADA-ES News Release

May 6, 2008

ADA-ES, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(amounts in thousands, except shares)

	March 31, 2008	December 31, 2007
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,217	$13,482
Trade receivables, net of allowance for doubtful accounts	7,013	4,449
Investments in securities	1,781	1,916
Prepaid expenses and other	186	282

Total current assets	19,197	20,129

PROPERTY AND EQUIPMENT, at cost	2,713	2,622
Less accumulated depreciation and amortization	(1,485)	(1,372)

Net property and equipment	1,228	1,250

GOODWILL, net of amortization	2,024	2,024
INTANGIBLE ASSETS, net of amortization	252	247
INVESTMENTS IN SECURITIES	2,784	2,841
DEVELOPMENT PROJECTS	12,147	8,159
OTHER ASSETS	256	256

TOTAL ASSETS	$37,888	$34,906

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$6,277	$4,285
Accrued payroll and related liabilities	627	603
Deferred revenue and accrued expenses	2,252	1,148

Total current liabilities	9,156	6,036

LONG-TERM LIABILITIES:
Accrued warranty and other	306	318

Total liabilities	9,462	6,354

MINORITY INTEREST	137	148
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock; 50,000,000 shares authorized, none outstanding	—	—
Common stock; no par value, 50,000,000 shares authorized, 5,790,782 shares issued and outstanding	28,251	28,077
Accumulated other comprehensive income	77	198
(Accumulated deficit) retained earnings	(39)	129

Total stockholders’ equity	28,289	28,404

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$37,888	$34,906

See notes accompanying ADA-ES’ consolidated financial statements in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008 and in its Annual Report on Form 10-K for the fiscal year ended December 31, 2007.